Exhibit 10(n)

                    THIRD AMENDMENT TO OFFICE LEASE AGREEMENT
                    -----------------------------------------


     This Third Amendment to Office Lease Agreement (the "Amendment") is made and entered into effective this 26th day of November, 2003 (the "Amendment Date"), by and between 121 Airport Centre II, L.P. ("Landlord") and Warrantech Corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated on or about July 10, 2002 ("Original Lease"), as amended by the First Amendment to Office Lease Agreement dated on or about October 1, 2002 ("First Amendment"), and as further amended by the Second Amendment to Office Lease Agreement dated on or about December 19, 2002 ("Second Amendment") (the Original Lease, First Amendment and Second Amendment are collectively referred to herein as the "Lease"), covering premises described therein as 56,696 rentable square feet of space at that certain property commonly known as 121 Airport Centre II, 2200 Highway 121, Suite 100, Bedford, Texas ("Original Premises") for a Term commencing on the Commencement Date of November 1, 2002 and ending on February 28, 2013;

     WHEREAS, pursuant to Tenant's right of first offer contained in Section 40 of the Lease, Tenant now desires to lease an additional 11,115 net rentable square feet of space located at the end cap of the Northeast side of the Second Floor of the Building as such expansion space is depicted and cross-hatched on Exhibit "A" attached hereto and incorporated by reference herein (the "Expansion Premises") upon the same terms and conditions as the Lease, except as set forth in this Amendment, for a term commencing on the Expansion Commencement Date (defined below) and ending on February 28, 2013. (Collectively, the Original Premises and Expansion Premises shall be referred to as the "Premises"); and

     WHEREAS, Landlord and Tenant desire and agree to modify the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

     1. Amendment Commencement Date. The parties acknowledge that the commencement date for the Expansion Premises pursuant to the terms of this Amendment shall be on March 15, 2004 (the "Expansion Commencement Date"), as such date may be extended if the Expansion Tenant

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Improvements (defined below) have not been Substantially Completed by such date pursuant to Section 9 of this Amendment and the terms of Exhibit "D" attached to the Original Lease. If the Expansion Commencement Date is extended, then Tenant agrees to execute an acknowledgement of the revised Expansion Commencement Date and the revised expiration date of the Lease in a form requested by Landlord. If the Expansion Commencement Date occurs before March 15, 2004, then the Base Rental and additional rental for each day prior to March 15, 2004 shall be prorated.

     2. Base Rental; Expiration Date of the Lease. The parties agree that the Base Rental schedule as set forth in Section 1.M. of the Original Lease, as amended by Section 3 of the Second Amendment, is revised as follows:

     M.  "Base Rental":

         Months                                          Rate Per RSF
         ------                                          ------------

         Expansion Commencement Date-July 31, 2004          -0-

         August 1, 2004 - February 29, 2008              $17.25 plus electricity

         March 1, 2008 - February 28, 2013               $19.00 plus electricity

Landlord and Tenant further agree that the remainder of Section 1.M. of the Lease has not been revised and remains in effect and unchanged, and that the expiration date of the lease Term (as defined in the Lease) is February 28, 2013.

     3. Premises. Except as otherwise specifically provided in this Amendment, all references to "Premises" in the Lease shall be deemed to be to the Original Premises and Expansion Premises, collectively.

     4. Deemed Square Footage. For purposes of the Lease and this Amendment, Landlord and Tenant agree that the net rentable square footage area of the Original Premises shall be deemed to be 56,696 square feet and the Expansion Premises shall be deemed to be 11,115 square feet. As of the Expansion Commencement Date, the Rentable Area in the Premises shall be deemed to be 67,811 net rentable square feet collectively, and Tenant's Proportionate Share (as defined in Section 1.J. of the Original Lease) shall be deemed to be 59.44%, which is the percentage obtained by dividing: (a) the 67,811 deemed net rentable square feet in the Rentable Area in the Premises by (b) the 114,090 deemed net rentable square feet Rentable Area in the Project.

     5. Right of First Offer and Renewal Options. Landlord and Tenant agree that Tenant's Right of First Offer set forth in Section 40 of the Original Lease has expired and terminated. However,

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effective with the execution of this Amendment, the Renewal Option set forth in
Section 41 of the Original Lease is valid, has not expired or terminated and remains in full force and effect regarding the Premises.

     6. Parking. Section 37 of the Original Lease, as amended by Section 7 of the Second Amendment, is hereby further modified to reflect that as a result of Tenant's leasing of the Expansion Premises, Tenant shall gain sixty-five (65) "Tenant Car Spaces" (as defined in Section 37 of the Original Lease). Accordingly, as of the Expansion Commencement Date, Tenant shall have an increased total of three hundred ninety-five (395) Tenant Car Spaces of which fifteen (15) parking spaces shall be reserved on the North (front) side of the Building.

     7. 2004 Expansion Premises Expense Stop. Landlord shall grant Tenant an "Expansion Premises Expense Stop" with a 2004 base year limited to and applicable only to the Expansion Premises. If during any year the Building is less than ninety-five percent (95%) occupied, then, for purposes of calculating Operating Expenses for that year, the amount of Operating Expenses that fluctuates with Building occupancy shall be "grossed-up" to the amount which, in Landlord's reasonable estimation, it would have been had the Building been ninety-five percent (95%) occupied for that entire year. The references to the "Expense Stop" in Sections 1.U. and 4.1 of the Original Lease shall include the Expansion Premises Expense Stop.

     8. Broker's Commissions. Landlord and Tenant warrant and represent to each other that other than Stream Realty Partners, L.P., no other real estate broker or consultant has been involved by either party in this Third Amendment. Tenant and Landlord each agree to indemnify, defend and hold each other harmless against any and all claims of any real estate broker or salesman resulting from or alleged to result from acts of that party or its representatives.

     9. Tenant's Improvements of the Expansion Premises. Landlord shall, at Tenant's sole cost and expense, except to the extent of the Expansion Tenant Improvement Allowance (defined below), perform or cause to be performed the Expansion Tenant Improvements (defined below) in accordance with the terms and conditions described in Exhibit D of the Original Lease (except as modified herein including, but not limited to, that the reference to the "Tenant Improvements" shall regard the construction of only the "Expansion Premises" as defined herein, the TI Commencement Date shall occur on or before December 8, 2003, and the Substantial Completion date shall occur on or before

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March 15, 2004). Notwithstanding the foregoing, pursuant to Section 15.1 of the
Original Lease, Tenant shall, at Tenant's sole cost and expense, submeter the electricity serving the Expansion Premises. Landlord's and Tenant's representatives for coordination of construction and approval will be as follows, provided that either party may change their respective representative upon written notice to the other:

             For Landlord:        DalMac Real Estate Inc.
                                  111 W. Spring Valley Road
                                  P.O. Box 830160
                                  Richardson, Texas 75083-0160
                                  ATTN: Mr. Travis Parker
                                  Tel: (972) 725-3400
                                  Fax: (972) 907-1628

             For Tenant:          Mr. Richard Gavino, EVP/CFO
                                  Warrantech Corporation
                                  2200 Highway 121, Suite 100
                                  Bedford, Texas 76021
                                  Tel: (817) 785-1366
                                  Fax: (817) 785-1368

Landlord shall provide a maximum cash allowance of $222,300.00 to Tenant for installation of Expansion Tenant Improvements equal to $20.00 multiplied by the total number of net rentable square feet of the Expansion Premises (the "Expansion Tenant Improvement Allowance"). If the total of the permitted construction costs are less than the Expansion Improvement Allowance, then Tenant shall not be entitled to a cash refund or rent credit of any unused portion of the Expansion Improvement Allowance, however, Tenant may use on or before May 31, 2004, the difference between the total of the permitted construction costs and the Expansion Tenant Improvement Allowance up to $5.00 per net rentable square feet of the Expansion Premises for costs for furniture, cabling, wiring, and upgrades to the Expansion Tenant Improvements above Landlord's Building standards. Tenant shall pay Landlord all excess construction costs approved by Tenant (which approval shall not be unreasonably withheld, delayed, or conditioned), if any, which are in excess of the Expansion Tenant Improvement Allowance, pursuant to the terms of the Original Lease. Reference herein to the Expansion Tenant Improvements shall include all improvements required by the Expansion Tenant Improvement Plans (defined below) and are herein called the "Expansion Tenant Improvements". Notwithstanding the preceding sentences and/or Paragraph 7(a)(iv) of Exhibit "D" attached to the Original Lease, Landlord, at Landlord's sole cost and expense, shall complete the "above ceiling" improvements in the Expansion Premises including

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the costs for construction which construction was performed by Landlord prior to the execution of this Amendment and which construction is for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for space in the Building for reasons of economy (examples of such construction would include, but are not limited to, the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems to the electrical rooms within the core of the Building, and window treatment). Tenant shall cause Architect to prepare a space plan for the layout of the Expansion Premises and final working drawings and specifications for the Expansion Tenant Improvements. Such working drawings and specifications shall set forth all the Expansion Tenant Improvements (such construction drawings and plans, when approved, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Expansion Tenant Improvement Plans").

          The following schedule (the "Expansion Work Schedule") is hereby established as the timetable for the planning and completion of the installation of the Expansion Tenant Improvements to be constructed in the Expansion
Premises:

Tenant submits space plan to Landlord for approval         Completed

Landlord review and approval of space plan (or
  comments specifying those items not approved)            Completed

Tenant submits Expansion Tenant Improvement Plans          On or before
  (as hereinafter defined) to Landlord for approval        11/21/03

Landlord review & approval of Expansion Tenant             (within 10 days after
  Improvement Plans (or comments specifying                Landlord's receipt of
  those items not approved)                                proposed Expansion
                                                           Tenant Improvement
                                                           Plans)

Commence construction                                      (Upon full execution
                                                           of Construction
                                                           Contract)

Substantial completion                                     On or before 03/15/04

          In accordance with the Expansion Work Schedule, Landlord shall obtain bids for construction of the Expansion Tenant Improvements from a minimum of two
(2) mutually acceptable general contractors and/or subcontractors (the "Expansion Approved Contractors"). Unless Landlord and Tenant shall mutually agree to the contrary, the Expansion Approved Contractor, which submitted the best-qualified bid, shall be deemed to be the selected "Contractor". Notwithstanding the above,

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upon mutual agreement, Landlord and Tenant may elect to construct the Expansion
Tenant Improvements through a "fast-track" approach, in lieu of a "hard bid" approach. In this approach, the Contractor will be selected through the solicitation of fee proposals from the Expansion Approved Contractors. Except as hereinafter provided, the Expansion Approved Contractor shall be required to obtain competitive bids from a minimum of three (3) mutually acceptable subcontractors for each of the principal portions of construction of the Expansion Tenant Improvements including those who furnish materials or equipment fabricated to a special design. Unless Landlord and Tenant shall mutually agree to the contrary, the subcontractor, which submits the best-qualified bid in Landlord's reasonable opinion, shall be deemed to be the selected subcontractor. After final approval of the Expansion Tenant Improvement Plans, no further changes may be made thereto without the prior written approval from Landlord. In the event such change shall result in any excess cost, such cost shall be charged against the Tenant Improvement Allowance or should they exceed the Expansion Tenant Improvement Allowance shall be paid prior to commencement of construction of the Expansion Tenant Improvements. Tenant hereby acknowledges that any such changes shall be subject to the terms of Section 8 in Exhibit "D" attached to the Original Lease as well as the last paragraph of this Section 9 of this Amendment.

          Each day after November 21, 2003, that the Expansion Tenant Improvement Plans (which the parties agree shall set forth all the Expansion Tenant Improvements) are not approved by Tenant and delivered to Landlord shall constitute one (1) day of Tenant delay. If Tenant causes the Expansion Approved Contractor to not commence the Expansion Tenant Improvements by 8:00 a.m. on December 8, 2003, then each day after December 7, 2003, shall constitute one (1) day of Tenant delay pursuant to Section 8 of Exhibit "D" attached to the Original Lease. Landlord shall calculate Tenant delay days, without duplication of any single day.

     10. Attorneys' fees. Contemporaneous with the Tenant's execution of this Amendment, Tenant hereby agrees to reimburse Landlord for a total of $2,000.00 representing Landlord's attorneys' fees and other expenses incurred in connection with the proposed Limited Right of Occupancy Agreement by and between Landlord, Tenant and Great American Insurance Company.

     11. Multiple Counterparts. This Amendment contains a full, complete and integrated statement of each and every term and provision agreed to by and among the parties. This Amendment may be

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executed in multiple counterparts, each of which shall constitute an "original"
of the same document. This Amendment shall become effective once executed by all the parties hereto.

     12. Consent and Confirmation. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. While continuing to reserve all its rights and remedies created in the Lease, in addition to those rights and remedies that exist both at law and in equity, Landlord represents and warrants to Tenant that as of September 30, 2003, an Event of Default does not exist under the terms of the Lease, with the exception of Tenant's failure to pay $2,000.00 representing Landlord's attorneys' fees and other expenses as described in Section 10 of this Amendment. All other terms and conditions of the Lease, except as specifically amended or modified by this Amendment, shall remain in effect and unchanged, and the Lease and this Amendment shall be binding on Landlord and Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date set forth below, but to be effective as of the date first written above.

     SIGNED by LANDLORD this 9th day of December, 2003.

LANDLORD:  121 AIRPORT CENTRE II, L.P.

       By: 121 Airport Centre II GP, L.L.C.,
           its General Partner

       By: Kennedy Associates Real Estate Counsel, Inc.,
           its Manager


BY:    /s/ MICHAEL R. MCCORMICK
       -------------------------------
NAME:  Michael R. McCormick
       -------------------------------
TITLE: Vice President
       -------------------------------


     SIGNED by TENANT this 3rd day of December, 2003.

TENANT: WARRANTECH CORPORATION,
        a Delaware corporation


BY:    /s/ RICHARD GAVINO
       -------------------------------
NAME:  Richard Gavino
       -------------------------------
TITLE: E.V.P./C.F.O.
       -------------------------------

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                                   EXHIBIT "A"

                               EXPANSION PREMISES

                                (to be attached)



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                    [BLUEPRINT OF 121 AIRPORT CENTRE OMITTED]